Exhibit 99.1

ADEPTUS HEALTH INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is based upon the historical financial statements of Adeptus Health Inc. (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Company’s contribution of its 27 freestanding emergency rooms in North Texas, the hospital in Carrollton, Texas, and the related business associated with these facilities to the joint venture (the “Joint Venture”) in exchange for a minority equity interest of 49% in the Joint Venture.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the fiscal year ended December 31, 2015 are presented as if the contribution had occurred as of January 1, 2015. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 is presented as if the contribution had occurred as of March 31, 2016. The Company’s approximately 49% interest in the Joint Venture will be accounted for in the future using the equity method of accounting, with the Company’s preferred return and proportionate share of Joint Venture earnings reflected in the consolidated statements of operations.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the contribution occurred as of the dates stated above. The pro forma adjustments are described in the notes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in previous filings with the Securities and Exchange Commission.

ADEPTUS HEALTH INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2016

(In thousands, except per share data)

	Previously Reported	Pro Forma Adjustments(1)	Pro Forma Statement of Operations

Statement of Operations Data:
Revenue
Patient service revenue	$133,288	$(52,347)	$80,941
Provision for bad debt	(27,053)	11,554	(15,499)
Net patient service revenue	106,235	(40,793)	65,442
Management and contract services revenue	6,534	9,868	16,402
Total net operating revenue	112,769	(30,925)	81,844
Equity in earnings of unconsolidated joint venture	2,501	7,383	9,884
Operating expenses:
Salaries, wages and benefits	66,815	(10,544)	56,271
General and administrative	16,264	(1,113)	15,151
Other operating expenses	15,013	(9,305)	5,708
Depreciation and amortization	4,371	(1,710)	2,661
Total operating expenses	102,463	(22,672)	79,791
Income from operations	12,807	(870)	11,937
Other income:
Interest expense	(1,826)	110	(1,716)
Total other expense	(1,826)	110	(1,716)
Income before provision for income taxes	10,981	(760)	10,221
Provision for income taxes	3,118	(216)	2,902
Net income	7,863	(544)	7,319
Less: Net income attributable to non-controlling interest	3,330	(230)	3,100
Net income attributable to Adeptus Health Inc.	$4,533	(314)	4,219
Net loss per share of Class A common stock:
Basic	$0.32		$0.29
Diluted	$0.32		$0.29
Weighted average shares of Class A common stock:
Basic	14,373,699		14,373,699
Diluted	14,373,699		14,373,699

ADEPTUS HEALTH INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2015

(In thousands, except per share data)

	Previously Reported	Pro Forma Adjustments(1)	Pro Forma Statement of Operations

Statement of Operations Data:
Revenue
Patient service revenue	$420,612	$(127,454)	$293,158
Provision for bad debt	(70,119)	22,710	(47,409)
Net patient service revenue	350,493	(104,744)	245,749
Management and contract services revenue	14,194	33,722	47,916
Total net operating revenue	364,687	(71,022)	293,665
Equity in earnings of unconsolidated joint venture	8,927	949	9,876
Operating expenses:
Salaries, wages and benefits	218,114	(32,430)	185,684
General and administrative	51,083	(2,923)	48,160
Other operating expenses	51,374	(25,366)	26,008
Depreciation and amortization	17,875	(6,605)	11,270
Total operating expenses	338,446	(67,324)	271,122
Income from operations	35,168	(2,749)	32,419
Other income:
Gain on contribution to joint venture	24,250	—	24,250
Interest expense	(12,759)	440	(12,319)
Realized (loss) on derivative	(92)	—	(92)
Loss on extinguishment of debt	(5,011)	—	(5,011)
Total other income	6,388	440	6,828
Income before provision for income taxes	41,556	(2,309)	39,247
Provision for income taxes	8,733	(350)	8,383
Net income	32,823	(1,959)	30,864
Less: Net income attributable to non-controlling interest	19,606	(1,170)	18,436
Net income attributable to Adeptus Health Inc.	$13,217	(789)	12,428
Net income per share of Class A common stock:
Basic	$1.09		$1.03
Diluted	$1.09		$1.03
Weighted average shares of Class A common stock:
Basic	12,103,383		12,103,383
Diluted	12,103,383		12,103,383

ADEPTUS HEALTH INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2016

(In thousands)

	Previously Reported	Business and Assets Contributed to Joint Venture(2)	Pro Forma Balance Sheet

Assets:
Current assets
Cash	$3,656	$—	$3,656
Accounts receivable, less allowance for doubtful accounts	77,397	—	77,397
Other receivables and current assets	38,640	—	38,640
Medical supplies inventory	5,673	—	5,673
Total current assets	125,366	—	125,366
Property and equipment, net	68,303	(33,159)	35,144
Investment in unconsolidated joint ventures	45,605	143,926	189,531
Deposits	1,010	(230)	780
Deferred tax assets	204,491	—	204,491
Intangibles, net	17,790	—	17,790
Goodwill	61,009	—	61,009
Other long-term assets	2,767	—	2,767
Total assets	$526,341	$110,537	$636,878
Liabilities and shareholders’ equity:
Current liabilities
Accounts payable and accrued expenses	$28,494	$—	$28,494
Accrued compensation	20,137	—	20,137
Current maturities of long-term debt	6,910	—	6,910
Current maturities of capital lease obligations	107	(107)	—
Deferred rent	944	(292)	652
Total current liabilities	56,592	(399)	56,193
Long-term debt, less current maturities	112,141	—	112,141
Payable to related parties pursuant to tax receivable agreement	191,302	—	191,302
Capital lease obligations, less current maturities	3,925	(3,925)	—
Deferred rent	4,207	(2,139)	2,068
Total liabilities	368,167	(6,464)	361,704
Total shareholders’ equity	158,174	117,000	275,174
Total liabilities and shareholders’ equity	$526,341	$110,537	$636,878

ADEPTUS HEALTH INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Company’s contribution of its 27 freestanding emergency rooms in North Texas, the hospital in Carrollton, Texas, and the related business associated with these facilities (the “Facilities”) to the joint venture with Texas Health Resources (the “Joint Venture”) in exchange for a minority equity interest of 49% in the Joint Venture as if it occurred as of January 1, 2015 in the pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the fiscal year ended December 31, 2015 and as of March 31, 2016 in the pro forma condensed consolidated balance sheet.

NOTE 2. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of operations and balance sheet reflect the effect of the following pro forma adjustments:

(1) Reduction of revenue and expenses are the result of the contribution of the Facilities into the Joint Venture. The Company will also receive management and contract services revenue for services performed on behalf of the Joint Venture. This activity is recurring and has been adjusted within the pro forma condensed consolidated statements of operations. The Company’s approximately 49% interest in the Joint Venture will be accounted for in the future using the equity method of accounting, with the Company’s preferred return and proportionate share of Joint Venture earnings reflected in the consolidated statements of operations.

(2) The elimination of assets and liabilities associated with the Facilities included in the Company’s historical condensed consolidated financial statements. The increase in investment in unconsolidated joint ventures of $143.9 million represents the Company’s estimated gain on contribution of the Facilities of $117.0 million and the book value of the net assets contributed of approximately $26.9 million. The net increase to total equity of $117.0 million approximates the estimated gain on the contribution.